UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): October 25, 2004

                                -----------------

                       PEGASUS COMMMUNICATIONS CORPORATION
               (Exact Name of Registrant as Specified in Charter)



          Delaware                       0-32383                 23-3070336
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
      of Incorporation)                                     Identification No.)


        c/o Pegasus Communications Management Company
                     225 City Line Avenue
                  Bala Cynwyd, Pennsylvania                         19004
           (Address of Principal Executive Offices)               (Zip Code)


   Registrant's Telephone Number, Including Area Code:         (800) 376-0022


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 4.01.        Changes in Registrant's Certifying Accountant

         As previously disclosed in a Form 8-K dated October 25, 2004 and filed with the SEC on October 29, 2004, Pegasus Communications Corporation (the "Company") was notified by PricewaterhouseCoopers LLP ("PwC"), the Company's independent registered public accounting firm, that PwC would resign as the Company's independent registered public accounting firm upon the completion of the following: (i) PwC's review of the Company's interim unaudited financial statements as of September 30, 2004 and for the three and nine month periods then ended, which financial statements would be included in the Company's Form 10-Q for the quarter ended September 30, 2004, (ii) completion of audit procedures related to the restatement of the Company's financial statements included in its Form 10-K for the year ended December 31, 2003, and (iii) completion of review procedures related to the restatement of the unaudited interim financial statements included in the Company's Forms 10-Q for the quarters ended June 30, 2004 and March 31, 2004. PwC's procedures on the interim unaudited financial statements included in the Company's Form 10-Q for the quarter ended September 30, 2004 were completed on December 29, 2004 and the Company filed the Form 10-Q on that date and the restatements described above were completed prior to such date. As a consequence, PwC no longer serves as the Company's independent registered public accounting firm. The Company's Audit Committee is continuing its search for a new registered independent public accounting firm.

         The reports of PwC on the consolidated financial statements of the Company as of December 31, 2003 and 2002 and for the years then ended contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

         During the Company's two most recent fiscal years and through December 29, 2004, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their reports on the financial statements for such years.

         During the years ended December 31, 2003 and 2002 and through December 29, 2004, except as noted in the balance of this paragraph, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). PwC has advised the Company that there were material weaknesses in the application of accounting principles and policies that contributed to the restatement of the Company's financial statements in May 2004 and the conclusions reached by the Company in October 2004 resulting in necessary restatements as described in further detail in the Company's Form 8-K dated October 8, 2004. The material weaknesses related to the Company's accounting for certain income tax matters and equity method investments. In conjunction with the decision to restate our financial statements, we reevaluated our disclosure controls and procedures over the identification and application of accounting principles regarding our accounting for income taxes and equity method investments, and we concluded that these controls were not effective. We have taken steps to identify, rectify, and prevent the recurrence of the circumstances that resulted in the determination to restate prior period financial statements. As part of this undertaking, we

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have incorporated additional levels of review of the application of the related accounting principles, and increased emphasis on reviewing applicable accounting literature relating to the application of the related accounting principles. In addition, we hired a corporate controller and we engaged a public accounting firm to consult with regarding our accounting for income taxes. We believe these enhancements to our system of internal controls and our disclosure controls and procedures will be adequate to provide reasonable assurance that the control objectives will be met.

         The Company has provided to PwC a copy of the disclosures made in this Form 8-K/A prior to the filing of this Form 8-K/A with the Securities and Exchange Commission and has requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated December 30, 2004, is filed as Exhibit 16.1 to this Form 8-K/A.



Item 9.01         Financial Statements and Exhibits.

(a)      Financial Statements of Businesses Acquired.

         Not applicable.

(b)      Pro Forma Financial Information.

         Not applicable.

(c)      Exhibits.

Exhibit
Number            Description of Exhibit

16.1 Letter from PricewaterhouseCoopers LLP relating to change of certifying accountants.



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


SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                          PEGASUS COMMUNICATIONS CORPORATION


                          By                /s/ Scott A. Blank
                             ------------------------------------------
                                               Scott A. Blank,
                                             Senior Vice President


Date:  January 3, 2005


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                                  Exhibit Index



Exhibit
Number            Description of Exhibit

16.1 Letter from PricewaterhouseCoopers LLP relating to change of certifying independent accountants.


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